                                                                  Execution Copy
                                                                  --------------


                   UNUM Life Insurance Company of America --
                        Variable Annuity I, II, and III

                        PRINCIPAL UNDERWRITING AGREEMENT
                        --------------------------------

          THIS AGREEMENT is made as of the 1st day of October, 1996 and effective as of the date specified in Section 19 hereof, among UNUM Life Insurance Company of America ("UNUM"), a life insurance company organized and existing under the laws of the State of Maine on behalf of itself and SEPARATE ACCOUNT VA-1 OF UNUM (the "Separate Account"), a separate account established by UNUM and existing pursuant to the Maine Insurance Code and LNC EQUITY SALES CORPORATION ("Equity Sales"), a corporation organized and existing under the laws of the State of Indiana.

                              W I T N E S S E T H:

          WHEREAS, UNUM has issued and proposes to continue to issue to the public certain group variable annuity contracts known as Variable Annuity I, Variable Annuity II, and Variable Annuity III (the "Contracts") and has, by resolution of its predecessor's Board of Directors on July 8, 1988, created a segregated investment account in connection therewith; and

          WHEREAS, UNUM has established the Separate Account for the purpose of issuing the Contracts and has registered the Separate Account with the Securities and Exchange Commission ("Commission") as a unit investment trust under the Investment Company Act of 1940, as amended (the "1940 Act"); and

          WHEREAS, the Contracts previously issued and to be issued by UNUM are and will be registered with the Commission for offer and sale to the public, and otherwise are in compliance with all applicable laws; and

          WHEREAS, Equity Sales is a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the "1934 Act") and a member of the National Association of Securities Dealers, Inc. (along with any affiliates thereof, "NASD"), and proposes to form a selling group for the distribution of said Contracts; and

          WHEREAS, Equity Sales is an affiliate of The Lincoln National Life Insurance Company, a life insurance company organized and existing under the laws of the State of Indiana ("LNL") and Lincoln Life & Annuity Company of New York ("LLANY"); and

         WHEREAS, LNL and UNUM have entered into that certain Amended and Restated Asset Transfer and Acquisition Agreement, dated as of January 24, 1996 (as amended, the "Acquisition Agreement"), the provisions of which are not intended to be affected or modified hereby, whereby certain Contracts will be indemnity reinsured and assumptively reinsured by LNL while additional premiums may be paid and additional contracts may be issued by UNUM on a coinsurance basis with LNL; and

         WHEREAS, the parties hereto intend this Agreement to become effective as of and from the Closing, as defined in the Transfer and Acquisition Agreement; and

         WHEREAS, pursuant to the Acquisition Agreement, LNL and UNUM and/or affiliates of each also intend to enter into one or more Administrative Services Agreement(s) (the "Administrative Services Agreement(s)") as of the Closing, the provisions of which are not intended to be affected or modified hereby; and

         WHEREAS, UNUM desires to retain the services of Equity Sales as principal underwriter of the Contracts issued by UNUM through the Separate Account that are not assumptively reinsured by LNL and of any additional Contracts issued after the Closing pursuant to that certain Coinsurance and Assumption Agreement ("the Coinsurance and Assumption Agreement") and that certain Post-Closing Indemnity Reinsurance Agreement (the "Post-Closing Indemnity Reinsurance Agreement"), each of which will be entered into by LNL and UNUM as of the Closing, the provisions of which are not intended to be affected or modified hereby;

         NOW THEREFORE, in consideration of the foregoing, and of the mutual covenants and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, UNUM, the Separate Account and Equity Sales hereby agree as follows:


Duties of Equity Sales
----------------------

         1. Selling Group. Equity Sales will contract with a selling group consisting of broker-dealers appointed by UNUM to distribute the Contracts which are issued by UNUM through the Separate Account and are registered with the Commission for offer and sale to the public. Subject to Section 2 of this Agreement, the initial selling group shall consist of those broker-dealers listed in the attached Schedule A who enter into dealer agreements with Equity Sales. Said Schedule A may be amended from time to time by the mutual consent of the parties to this Agreement. Equity Sales will also distribute the Contracts through its own duly licensed registered representatives.

         2. Selling Group Agreements. Equity Sales will enter into and maintain a dealer agreement with each broker-dealer listed in Schedule A and each broker-dealer joining such selling group ("member"), and an executed copy of each will be provided to UNUM; provided, however, that Equity Sales shall not be required to enter into any dealer agreement with any broker-dealer listed in Schedule A if Equity Sales does not believe that such person is qualified to act in such capacity. Any such dealer agreement will provide:

               (a) that each member will distribute the Contracts only in those jurisdictions in which the Contracts are registered or qualified for sale and only through duly licensed registered representatives of such member who are fully licensed with UNUM to sell the Contracts in the applicable jurisdiction(s);

               (b) that all applications and initial and subsequent payments under the Contracts collected by the member will be remitted promptly by the member to UNUM at such address as it may from time to time designate; and

               (c) that each member will comply with all applicable federal and state laws, rules and regulations.

         3. Sales Efforts. Equity Sales will use reasonable efforts to provide information and reasonable marketing assistance to the members, including preparing and providing members with advertising materials and sales literature, and providing members with current Prospectuses for the Contracts and the funds listed on Schedule B hereto (the "Funds"). Equity Sales will use reasonable efforts to ensure that members deliver only the currently effective Prospectuses of the Contracts and the Funds. Equity Sales and UNUM will cooperate in the development of advertising and sales literature. Equity Sales will deliver to members, and use reasonable efforts to ensure that members use, only sales literature and advertising material which conforms to the requirements of federal and state laws and regulations and which has been authorized by UNUM and Equity Sales. Equity Sales will be responsible for filing sales literature and advertising material, where necessary, with appropriate securities regulatory authorities, including the NASD. UNUM understands and agrees that Equity Sales is not required to promote or encourage the sale of additional Contracts and that Equity Sales will actively solicit owners of Contracts to novate their Contracts with LNL as contemplated by the Transfer and Acquisition Agreement.
In addition, UNUM understands and agrees that Equity Sales and its affiliates intend to promote actively and sell products that are directly competitive with the Contracts. UNUM reserves the right in its sole discretion without notice to Equity Sales to suspend, withdraw or modify the offering of Contracts or to change the conditions of their offering with respect to anyone or any class.

         4. Exclusions from Equity Sales Obligations. Equity Sales shall not be responsible for:

               (a)  taking or transmitting applications for the Contracts;

               (b) examining or inspecting risks or approving, issuing or delivering Contracts;

               (c)  receiving, collecting or transmitting premium payments;

               (d)  assisting in the completion of applications for Contracts;

               (e) remitting sales commissions to licensed broker-dealers and insurance agents, if such payments must be made by UNUM under applicable state insurance law;

               (f) supervising the activities of the members of the selling group or their registered representatives (other than registered representatives of Equity Sales); and

               (g) offering and selling Contracts except to the extent necessary to provide continuing servicing, including continued receipt of contributions and enrollment of new participants under Contracts issued prior to the Closing and to issue and service new Contracts pursuant to the Coinsurance and Assumption Agreement and the Post-Closing Indemnity Reinsurance Agreement, all on a reasonable efforts basis only.

         5. Certain Expenses. Equity Sales will bear all its expenses of providing services under this Agreement, including the cost of preparing, printing and mailing advertising and sales literature, and the cost of printing and mailing Contract and Fund Prospectuses which are used for sales purposes. Equity Sales shall bear the expenses of registering and qualifying Contracts for sale under federal and state laws and expenses of printing and mailing Prospectuses, proxies and shareholder reports. Equity Sales will not pay, or reimburse UNUM for, state appointing fees and associated renewal fees incurred to enable members to sell the Contracts; provided, however, that Equity Sales will pay, or reimburse UNUM for payment of , any state appointing fees and associated renewal fees incurred by members selling only, and receiving commissions for, Contracts issued under the Coinsurance and Assumption Agreement and the Post-Closing Indemnity Reinsurance Agreement.

         6. Certain Regulatory Matters. Equity Sales will advise UNUM immediately upon Equity Sales becoming aware of:

               (a) any request by the Commission (i) for amendment of the registration statement relating to the Contracts or the Funds or
               (ii) for additional information;

               (b) the issuance by the Commission of any stop order suspending the effectiveness of the registration statement of the Contracts or the Fund or the initiation of and proceedings for that purpose;

               (c) the institution of any proceeding, investigation or hearing involving the offer or sale of the Contracts or the Fund of which it becomes aware; or

               (d) the happening of any material event which makes untrue any statement made in the registration statement of the Contracts or the Fund or which requires the making of a change therein in order to make any statement made therein not misleading.


Duties of UNUM
--------------

         7. Applications and Premiums. UNUM will receive and process applications and premium payments in accordance with the terms of the Contracts and the current Prospectuses. All applications for Contracts are subject to acceptance or rejection by UNUM in its sole discretion. UNUM will inform Equity Sales of any such rejection and the reason therefor.

         8. Insurance Regulatory Matters. UNUM will be responsible for filing the Contracts, applications, forms, sales literature and advertising material, where necessary, with appropriate insurance regulatory authorities. UNUM represents and warrants that all of the persons listed on Schedule A hereto have been duly appointed as insurance agents for UNUM under applicable state law. UNUM represents and warrants that such appointments will remain in effect after the effective date of this Agreement, and UNUM will promptly notify Equity Sales if any such appointment lapses for any reason.

         9.  Certain Regulatory Matters.

               (a) UNUM will furnish to Equity Sales such information with respect to the Separate Account and the Contracts in such form and signed by such of its officers as Equity

Sales may reasonably request, and will warrant that the statements therein contained when so signed will be true and correct.

               (b)  UNUM will advise Equity Sales immediately of:

                    (i) any request by the Commission (i) for amendment of the registration statement relating to the Contracts or the Funds or (ii) for additional information;

                    (ii) the issuance by the Commission of any stop order suspending the effectiveness of the registration statement of the Contracts or the Funds or the initiation of any proceedings for that purpose;

                    (iii) the institution of any proceeding, investigation, hearing or any action involving the offer or sale of the Contracts or the Funds of which it becomes aware; and

                    (iv) the happening of any material event, if known, which makes untrue any statement made in the registration statement of the Contracts or the Funds or which requires the making of a change therein in order to make may statement made therein not misleading.

         10. Additional Registrations. UNUM will use reasonable efforts to register for sale, from time to time as necessary, additional dollar amounts of the Contracts under the 1933 Act, and under state securities laws should it ever be required, and to file for approval under state insurance laws when necessary and will maintain the 1940 Act registration of the Separate Account.

         11. Payments of Commissions. Equity Sales will pay all commissions and service fees due by reason of sales of the Contracts (including continuing commissions and service fees) to members of the selling group, as are from time to time set forth in dealer agreements. Such dealer agreements shall provide for the return of sales commissions by the members if the Contracts are tendered for redemption to UNUM in accordance with the 10-day review ("free-look") provision in the Contract.

Representations and Warranties
------------------------------

        12. Representations and Warranties by UNUM. UNUM represents and warrants to Equity sales that:

               (a) registration statements under the 1933 Act (File Nos. 33-45846, 33-45851, 33-47786) and under the 1940 Act (File No. 811-
               5803) on Form N-4 with respect to the Contracts and Separate Account have been filed with the Commission in the form previously delivered to Equity Sales, and copies of any and all amendments thereto will be forwarded to Equity Sales at the time that they are filed with the Commission;

               (b) the registration statements and any amendments or supplements thereto have become effective, conform in all material respects to the requirements of the 1933 Act and the 1940 Act, and the rules and regulations of the Commission thereunder, and do not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to UNUM by Equity Sales expressly for use therein;

               (c) UNUM is validly existing as a stock life insurance company in good standing under the laws of the State of Maine, with power (corporate or other) to own its properties and conduct its business as described in the Acquisition Agreement, and has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which such qualification is required in order for UNUM to conduct the Business;

               (d) the Contracts issued and to be issued through the Separate Account have been duly and validly authorized and, when issued and delivered against payment therefor as provided in the Prospectuses and in the Contracts, were or will be (as the case may be) duly and validly issued and conform and will conform to the description of such Contracts contained in the Prospectuses relating thereto;

               (e) UNUM will not pay commissions or direct Equity Sales to pay commissions to persons who, to the best of UNUM's knowledge, are not appropriately licensed in a manner as to comply with the state insurance laws;

               (f) the performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under any statute, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which UNUM is a party or by which UNUM is bound, UNUM's charter as a stock life insurance company or by-laws, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over UNUM or any of its properties, and no consent, approval, authorization or order of any court or governmental agency or body which has not been obtained by the effective date of this Agreement is required for the consummation by UNUM of the transactions undertaken pursuant to this Agreement;

               (g) there are no material legal or governmental proceedings threatened or pending to which UNUM or the Separate Account is a party or of which any property of UNUM or the Separate Account is the subject, other than as set forth in the Prospectus relating to the Contracts, and other than litigation incident to the kind of business conducted by UNUM which, if determined adversely to UNUM, would not individually or in the aggregate have a material adverse effect on the separate account operations of UNUM;

               (h) none of the information furnished in writing by UNUM for use in the registration statements of the Contracts will not result in the registration statements' failing to conform in all respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder contain any untrue statement or a material fact or omit a material fact required to be stated therein or necessary to make the statements therein not misleading; and

               (i) neither the existence nor the performance of this Agreement or the Acquisition Agreement (including any additional agreements contemplated thereby) will cause any participation or similar agreements with the Funds with respect to the Contracts to be breached, terminated or give any party to any such agreement the right to terminate any such agreement (whether with or without notice or lapse of time).

        13. Representations and Warranties by Equity Sales. Equity Sales represents and warrants to UNUM that:

               (a) the performance of its duties under this Agreement by Equity Sales will not result in a breach or violation of any of the terms or provisions or constitute a default under any statute, any indenture, mortgage, deed of trust, note, agreement or other agreement or instrument to which Equity Sales is a party or by which Equity Sales is bound, the Certificate of Incorporation or By-Laws of Equity Sales, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Equity Sales;

               (b) any statement or omission made by UNUM in reliance upon and in conformity with information furnished in writing to UNUM by Equity Sales expressly for use in the registration statements for the Contracts will not result in the registration statements' failing to conform in all respects to the requirements of the 1933 Act and the rules and regulations thereunder or containing any untrue statement of a material fact or omission of a material fact required to be stated therein or necessary to make the statements therein not misleading;

               (c) it is a broker-dealer duly registered with the Commission pursuant to the 1934 Act and a member in good standing of the NASD and is in compliance in all material respects with all state and federal securities and insurance laws and regulations in those states in which it conducts business as a broker-dealer;

               (d) it will use reasonable efforts to ensure that any offering, sale or other disposition of the Contracts will be limited to those jurisdictions that have been approved by UNUM or otherwise permit the offer and sale of the Contracts by UNUM; and

               (e) it will comply in all material respects with the requirements of state broker-dealer statutes and regulations and the 1934 Act and the rules and regulations thereunder as each applies to Equity Sales and shall conduct its affairs in accordance with the Rules of Fair Practice of the NASD.

Confirmations and Recordkeeping
-------------------------------

          14. (a) Confirmations. Equity Sales, as agent for UNUM, shall confirm to each applicant for and purchaser of a Contract, in accordance with Rule 10b-10 under the 1934 Act, acceptance of premiums and such other transactions as are required to be confirmed by Rule 10b-10 or administrative interpretations thereunder, or any NASD requirements. Equity Sales shall not be separately compensated for these services.

               (b) Recordkeeping. Equity Sales shall maintain and preserve such books and records with respect to the Contracts as required to be in conformity with the requirements of Rules 17a-3 and 17a-4 under the 1934 Act including, to the extent such requirements apply, all books and records with respect to confirmations provided under Rule 10b-10. UNUM shall cooperate in maintaining such books and records to the extent that it is not practicable for Equity Sales to do so. UNUM shall not be separately compensated for these services.


Miscellaneous
-------------

          15. No Duty to Promote Sales. Equity Sales makes no representation or warranty regarding the number of Contracts to be sold by licensed broker-dealers and insurance agents or the amount to be paid thereunder. Equity Sales and UNUM agree that it is not the purpose of this Agreement actively to sell additional Contracts.

          16. No Exclusivity. Equity Sales may act as principal underwriter, sponsor, distributor or dealer for issuers other than UNUM or its affiliates in connection with mutual funds and insurance products and otherwise.

          17. No Additional Agents. Nothing in this Agreement shall obligate Equity Sales to appoint any additional member or registered representative of a member its agent for purposes of the distribution of the Contracts.

          18.  Indemnification.

               (a) By UNUM. UNUM shall indemnify and hold harmless Equity Sales and each person who controls or is associated with the Equity Sales within the meaning of such terms under the federal securities laws, and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which Equity Sales and/or any such person may become subject, under any statute or regulation, any NASD rule or interpretation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

                           (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, contained in any (i) registration statement or in any prospectus for the Contracts; or (ii) blue-sky application or other document executed by UNUM specifically for the purpose of qualifying any or all of the Contracts for sale under the securities laws of any jurisdiction; provided that UNUM shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission: (i) made in reliance upon information furnished in writing to UNUM by Equity Sales specifically for use in the preparation of any such registration statement or any such blue-sky application or any amendment thereof or supplement thereto; or
                                  (ii) contained in (A) any registration
                                  statement, or any post-effective amendment thereto which becomes effective, filed by a Fund with the Commission relating to shares of such Fund (the "Shares"), including any financial statements included in, or any exhibit to, such registration statement or post-effective amendment, (B) any prospectus of a Fund relating to the Shares either contained in any such registration statement or post-effective amendment or filed pursuant to Rule 497(c) or Rule 497(e) under the 1933 Act, (C) in any blue-sky application or other document executed by a Fund specifically for the purpose of qualifying any or all of the shares of such Fund for sale under the securities law of any jurisdiction or (D) in any promotional, sales or advertising material or written information relating to the Shares authorized by a Fund; or

                           (ii) result because of the terms of any Contract or because of any breach by UNUM of any provision of this Agreement or of any Contract; or

                           (iii) result from any breach of any representation or warranty made by UNUM under this Agreement.

This indemnification agreement shall be in addition to any liability that UNUM may otherwise have; provided, however, that no person shall be entitled to indemnification pursuant to this provision if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the person seeking indemnification.

                     (b) By Equity Sales. Equity Sales shall indemnify and hold harmless UNUM and each person who controls or is associated with UNUM within the meaning of such terms under the federal securities laws, and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which UNUM and/or any such person may become subject under any statute or regulation, any NASD rule or interpretation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

                           (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances in which they were made, contained in any (i) registration statement or in any prospectus for the Contracts (ii) blue-sky application or other document executed by UNUM specifically for the purpose of qualifying any or all of the Contracts for sale under the securities laws of any jurisdiction; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission is made in reliance upon information furnished in writing to UNUM by Equity Sales specifically for use in the preparation of any such registration statement or any such blue-sky application or any amendment thereof, or supplement thereto;

                           (ii) result because of any use by Equity Sales of promotional, sales or advertising material not authorized by UNUM or any verbal or written misrepresentations by Equity Sales or any unlawful sales practices concerning the Contracts by Equity Sales under federal or state laws or NASD regulations, but not including any state insurance law, compliance with which is a responsibility of UNUM under this Agreement or otherwise;

                           (iii)  result from any claims by agents or
                                  representatives or employees of Equity Sales for commissions or other compensation or remuneration of any type with respect to periods after the Closing; or

                           (iv) result from any breach of any provision of this Agreement, including a breach of any representation or warranty made by Equity Sales under this Agreement.

This indemnification shall be in addition to any liability that Equity Sales may otherwise have; provided, however, that no person shall be entitled to indemnification pursuant to this provision to the extent such loss, claims, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the person seeking indemnification.

                     (c) General. After receipt by a party entitled to indemnification ("indemnified party") under this Section 18 of notice of the commencement of any action, if a claim in respect thereof is to be made against any person obligated to provide indemnification under this Section 18 ("indemnifying party"), such indemnified party shall notify the indemnifying party in writing of the commencement thereof as soon as practicable thereafter, provided that the omission to so notify the indemnifying party shall not relieve the indemnifying party from any liability under this Section 18, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice. The indemnifying party, upon the request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (1) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (2) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

         The indemnification provisions contained in this Section 19 shall remain operative in full force and effect, regardless of (1) any investigation made by or on behalf of either party or by or on behalf of any controlling person thereof, (2) delivery of any Contracts and premiums therefor, and (3) any termination of this Agreement. A successor by law of Equity Sales or UNUM, as the case may be, shall be entitled to the benefits and bound by the obligations of the indemnification provisions contained in this Section 18.

         19.  Term; Termination; No Assignment.

              (a)   The term of this Agreement shall commence as of the Closing.

              (b) This Agreement will terminate automatically upon its assignment, as that term is defined in the 1940 Act. This Agreement will also terminate, without the payment of any penalty by either party:

                    (i) at the option of UNUM upon institution of formal proceedings against Equity Sales by the NASD, by the Commission or by any state securities commission;

                    (ii) at the option of Equity Sales upon the institution of formal proceedings against UNUM by the Department of Insurance of any state, the NASD, the Commission or any state execution commission;

                    (iii) at the option of UNUM upon the termination of the Administrative Services Agreement(s);

                    (iv) at the option of either party following the material breach of this agreement by the other party, if such breach is not cured within 30 days following notice by the terminating party to the breaching party stating intent to terminate and the nature of the breach; or

                    (v)    as otherwise provided in the 1940 Act.

         20. Arbitration. In the event of any disputes or differences arising between the parties hereto with reference to any transaction under or relating to any way to this Agreement as to which agreement between the parties cannot be reached, the same shall be submitted to arbitration, which shall be mandatory and binding. The arbitration shall be held in New York, New York. The arbitration panel shall consist of three arbitrators who must be officers of life insurance companies other than the parties to this Agreement or their respective affiliates or subsidiaries.

UNUM shall appoint one arbitrator and Equity Sales the second. Such arbitrators shall then select the third arbitrator before arbitration commences. Should one of the parties decline to appoint an arbitrator, or should the two arbitrators be unable to agree upon the choice of a third, such appointment shall be left to the American Arbitration Association. Decisions of the arbitrators shall be by majority vote, and from their written decision there shall be no appeal. The costs of arbitration, including the fees of the arbitrators, shall be borne as the arbitrators shall decide. Judgment upon any award granted by the arbitrators may be entered in a Federal court of competent jurisdiction located in New York, New York. The provisions of this Section shall survive the termination of this Agreement.

         21. Notices. Any notice required or permitted hereunder shall be in writing and shall be delivered personally (by courier or otherwise), sent by confirmed facsimile transmission (with a confirmation copy sent by first class U.S. mail, postage pre-paid, within 24 hours after transmission) or sent by certified, registered or express U.S. mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, sent by facsimile transmission or, if mailed, three days after the date of deposit in the United States mails, as follows:

         (a) If to Equity Sales to:

              LNC Equity Sales Corporation
              3811 Illinois Road
              Suite 205
              Fort Wayne, Indiana 48604
              Attention: Richard Boyles
              Telecopier No.: (219) 455-4343

              With a concurrent copy to

              Sutherland, Asbill & Brennan
              1275 Pennsylvania Avenue, N.W.
              Washington, D.C. 20004
              Attention: David A. Massey
              Telecopier No.: (202) 637-3593

         (b) If to UNUM to:

              UNUM Life Insurance Company of America
              2211 Congress Street
              Portland, Maine 04122
              Attention: Kevin J. Tierney
              Telecopier No.: (207) 770-4377

              With a concurrent copy to:

              Shea & Gardner
              1800 Massachusetts Avenue, N.W.
              Washington, D.C. 20036
              Attention: William R. Galeota
              Telecopier No.: (202) 828-4346

         22. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns and legal representatives. Neither this Agreement, nor any right hereunder, may be assigned by either party (in whole or in part) without the prior written consent of the other party, subject to any additional requirements of the 1940 Act.

         23. Amendments. This Agreement cannot be amended, modified, changed or discharged, except by an instrument in writing signed by an authorized officer of each of UNUM and Equity Sales, subject to any additional requirements of the 1940 Act.

         24. Execution in Counterparts. This Agreement may be executed by the parties hereto in any number of separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one (1) and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.

         25. No Third Party Beneficiaries. Except as otherwise specifically provided for herein, nothing in this Agreement is intended or shall be construed to give any person, other than the parties hereto, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         26. Headings and Schedules. Headings used herein are not a part of this Agreement and shall not affect the terms hereof. The attached Schedules are a part of this Agreement.

         27. Standard of Conduct and Interpretation. Without in any way limiting their obligations under this Agreement, the parties hereto agree to carry out the intent and purposes of this Agreement in good faith, and any interpretation of this Agreement or of the respective rights and obligations of the parties established thereby shall be consistent with the intent and purposes of this Agreement as stated in the recitals above.

         28. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

         29. No Joint Venture. The parties understand that there is no intention to create a joint venture in the subject matter of this Agreement. Accordingly, the right to terminate this Agreement and to engage in any activity not inconsistent with this Agreement is absolute.

         30. Relationship to Other Agreements. This Agreement does not affect the provisions of the Acquisition Agreements, the Administrative Services Agreements, the Coinsurance and Assumption Agreement, the Post-Closing Indemnity Reinsurance Agreement or any other written agreement between UNUM and Equity Sales or LNL. Any obligations of UNUM under this Agreement, and any responsibilities excluded from Equity Sales' obligations under this Agreement, shall nonetheless be performed, in whole or in part, by LNL or an affiliate of LNL as agent for UNUM if so required by the terms of the Administrative Services Agreement(s) or the Acquisition Agreement. The parties recognize that certain obligations of UNUM under this Agreement are contemplated to be performed by UNUM's agents, including LNL and its affiliates.

         IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be duly executed and attested as follows:

                                      UNUM LIFE INSURANCE COMPANY
                                      OF AMERICA on behalf of
                                      itself and Separate Account VA-1
                                      of UNUM Life Insurance
                                      Company of America


Attest:

/s/ Vicki J. Gordan                   By: /s/ Kevin J. Tierney
----------------------------              ----------------------------
Name: Vicki J. Gordan                 Name:  Kevin J. Tierney
                                      Title: Senior Vice President
                                             and General Counsel


                                      LNC EQUITY SALES CORPORATION

Attest:

/s/ Kelly D. Clevenger                By: /s/ Kenneth R. Ehinger
-----------------------------             ----------------------------
Name: Kelly D. Clevenger                  Name:  Kenneth R. Ehinger
                                          Title: Executive Director,
                                                 Chief Operating Officer